Exhibit 10.2
(Translation)

CHINAE-ONLINE LTD.

CONTRACT

Catalogue

Chapter I. General Provisions

Chapter II. Parties to the Cooperative Joint Venture

Chapter III. Establishment of the Cooperative Joint Venture Company

Chapter IV. Purpose, Scope and Scale of the Joint Venture

Chapter V. Total Amount of Investment and Registered Capital

Chapter VI. Responsibilities of Each CJV Party

Chapter VII. Selling of Products

Chapter VIII. Board of Directors

Chapter IX. Business Management Office

Chapter X. Purchase of Equipment

Chapter XI. Labor Management

Chapter XII. Taxation, Finance, Auditing and Foreign Exchange

Chapter XIII. Duration of the Joint Venture

Chapter XIV. Disposal of Assets after the Expiration of the Duration

Chapter XV. Insurance

Chapter XVI. Amendment, Alteration and Termination of the Contract

Chapter XVII. Liability for Breach of Contract

Chapter XVIII Force Majeure

Chapter XIX Applicable Law

Chapter XX Settlement of Disputes

Chapter XXI Language

Chapter XXII Effectiveness of the Contract and Miscellaneous

CHAPTER I   GENERAL PROVISIONS

In accordance with the "PRC, Sino-Foreign Cooperative Joint Venture Law" and other relevant Chinese laws and regulations, the Computation Center under the Ministry of Foreign Trade and Economic Cooperation (hereinafter referred to as "Party A"), AMERICAN Hong Kong Jadepear Investment Limited. (hereinafter referred to as "Party B") and the China International Trade Information Center Ltd. ("CHINA INTRIC LIMITED" which is subordinate to the International Trade & Economic Cooperation Research Institute under the Ministry of Foreign Trade and Economic Cooperation, hereinafter referred to as "Party C") have, on the principle of equality and mutual benefits and through friendly consultations, agreed to jointly invest to set up a cooperative joint venture enterprise in Beijing, China and hereby enter into the following contract .

CHAPTER II   PARTIES TO THE COOPERATIVE JOINT VENTURE

Article 1.   The parties to the cooperative joint venture are as follows:

Party A: Legal address: Legal representative: Position: Nationality:	Computation Center under the Ministry of Foreign Trade and Economic Cooperation No. 28, Donghou Lane, Andingmenwai, Chaoyang District, Beijing Name: Chai, Haitao Director Chinese (PRC)
Party B: Legal address: Legal representative: Position: Nationality:	JADEPEAR INVESTMENT LIMITED #1704, xxxxxxxx Hong Kong Name: Zhou, Zhongyang (Anthony Chung Yeung Chow) Chairman of the Board of Directors Chinese (Hong Kong, PRC)
Party C: Legal address: Legal representative: Position: Nationality:

CHINA INTRIC LIMITED
#4008, Wanchai xxxxxxxx Hong Kong
(the address of its Beijing office: No. 28, Donghou Lane, Andingmenwai, Chaoyang District, Beijing)
Name: Yang, Dongxu
Board Director and General Manager
Chinese (PRC)

CHAPTER III   ESTABLISHMENT OF THE COOPERATIVE JOINT VENTURE COMPANY

Article 2.   In accordance with the "PRC, Sino-Foreign Cooperative Joint Venture Law" and other relevant Chinese laws and regulations, the Parties to the cooperative joint venture (hereinafter "CJV Parties) have agreed to jointly operate a company on a cooperative basis (hereinafter "CJV Company") in Changping Garden in Zhongguancun Scientific & Technological Development Zone, Beijing, China (address: No. 9, Zhenxing Road, Changping District).

Article 3.   The name of the CJV Company is: ChinaE-Online Ltd.

Its name in Chinese is: ___________________

The legal address of the CJV Company is: No. 9, Zhenxing Road, Scientific & Technological Development Zone, Changping District, Beijing

Article 4.   All activities of the CJV Company shall be in compliance with the Chinese laws, decrees and other pertinent regulations and subject to the jurisdiction of and under the protection of laws of PRC.

Article 5.   The CJV Company is a company with limited liabilities. The CJV Parties shall be liable to the CJV Company to the extent of their respective investments made or cooperation conditions provided. The CJV Company shall be liable for its debts with its registered capital.

CHAPTER IV   PURPOSE, SCOPE AND SCALE OF PRODUCTION AND BUSINESS

Article 6.   The purpose for the CJV COMPANY is: with a view to enhancing economic co-operation and technical exchanges, to improve the product quality, develop new products and gain a competitive position in the international market in terms of quality and price by adopting advanced and appropriate technology and scientific management methods so as to raise economic results and ensure satisfactory economic benefits for all CJV Parties. The CJV Company shall focus its efforts on the development of Internet new technology, provide to its clients both at home and abroad the business information on the Chinese market and the Chinese government bulletins; the CJV Company shall also take an active part in the international technological cooperation so as to enable its technology to gain access to the international market.

Article 7.   The business scope of the CJV Company is: to develop computer & Internet communication technology, produce the software and hardware products of such technology; provide consulting service on E-business information & Internet technology and sell its own products.

Article 8.   The production scale of the CJV Company is: One Million US$ in annual revenue.

CHAPTER V   TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

Article 9.   The total amount of investment of the CJV Company is 1.5 Million US$.

Article 10.   The total capital contributions made by the CJV Parties shall be 1.5 Million US$, which shall be the registered capital of the CJV Company.

Article 11.   The CJV Parties shall provide the following cooperation conditions:

Party A shall provide its business operation support as its cooperation conditions;

Party B shall provide 1.35 Million US$ in cash as its cooperation conditions;

Party C shall provide 0.15 Million US$ in cash as its cooperation conditions.

The CJV Company apportions its share capital in the following proportions:

Party A: 10%

Party B: 80%

Party C: 10%

The CJV Company shall distribute its profits in the following proportions:

Party A: 10%

Party B: 80%

Party C: 10%

RMB and other currencies shall be converted at the rates announced by the State Administration of Exchange Control of the People's Republic of China ("SAEC") on the date on which the payments are effected.

Article 12.   Pursuant to the relevant provisions of the State Administration for Industry and Commerce, the CJV Parties shall, beginning from the date on which the business licence of the Company is issued, pay the registered capital of the CJV Company in two installments in accordance with their respective proportions of capital contributions, with 70% thereof to be paid within 3 months following the issuance of the business license and the remaining 30% thereof to be paid within 6 months. The CJV Parties shall then engage a China-registered certified public accountants office to verify such paid capital contributions and the said CPA office will then issue a capital verification report to each of them.

Article 13.   Assignment of all or part of its shares by any CJV Party to a third party other than other CJV Parties shall be subject to the unanimous consent of other CJV Parties and the approval of the examination and approval authority.

Where the CJV Company has increased the value of its capital shares to a sum below 15 Million US$, Party A and Party C shall non longer make capital contributions, but their respective share proportions in the CJV Company shall remain unchanged. Where the value of its capital shares has been increased to a sum above 15 Million US$, the CJV Parties shall readjust their respective share proportions in light of the status of financing and actual situation of each Party's capital contribution and on the basis of a unanimity reached through consultations thereon among them.

Article 14.   In case any CJV Party intends to assign all or part of its capital contributions, the other two Parties have pre-emptive rights to purchase such capital contributions. The conditions under which the assignment thereof is made to a third party may not be more favorable than those under which the assignment thereof is made to the other CJV Parties. Such assignment shall be subject to the consent of the other two Parties and be reported to the original examination and approval authority for approval.

Article 15.   During the term of the joint venture, the CJV Company may not reduce the amount of the registered capital. However, if such reduction is truly necessary as a result of changes in the total amount of investment and the scale of production, approval must be obtained from the original examination and approval authority.

Article 16.   Any adjustment and assignment of the CJV Company's registered capital or any other disposal thereof shall be unanimously approved by the CJV Parties and endorsed by the Board of Directors and submitted to the original examination and approval authority for approval. Such changes shall be reported to the original registration authority for amendment of registration.

CHAPTER VI   RESPONSIBILITIES OF EACH CJV PARTY

Article 17.   The CJV Parties shall be respectively responsible for the following matters:

Responsibilities of Party A:

1.  Handling of applications for approval, registration, business license and other matters concerning the establishment of the CJV Company from the relevant PRC government departments in charge, the expenses thus incurred shall be borne by the CJV Company;

2.  Implementing the cooperation conditions as stipulated in Article 11 hereof;

3.  Assisting the CJV Company in recruiting technicians, workers and other personnel needed;

4.  Assisting foreign workers and staff in applying for entry visas, work permits and handling their longterm residence and travel procedures;

5.  Assisting the CJV Company in making preparations prior to the commencement of the business;

6.  Assisting the CJV Company in purchasing inside China equipment, materials, articles for office use, means of communication and transportation facilities;

7.  Assisting the CJV Company in contacting and settling the fundamental facilities such as water and electricity etc;

8.  Handling other matters entrusted by the CJV Company;

9.  Responsible for obtaining all requisite approvals for the CJV Company or providing licences and permits for exclusive business operation and other conditions required for carrying out the business of the CJV Company;

10.  Making available to the CJV Company its own business sources and connections so as to meet the business requirements of the CJV Company.

Responsibilities of Party B and C:

1.  Responsible for making arrangement for the preparatory work at the preparatory stage of the CJV Company and conducting external business contacts for establishing various business setups; responsible for developing public relations channels for the purpose of establishing and purchasing the CJV Company-required information sources, the expenses thus incurred shall be borne by the CJV Company;

2.  Paying up in full the capital contributions they have subscribed in accordance with the schedule and the amounts as stipulated in the Article XI and XII hereof;

3.  Handling the matters entrusted by the CJV Company, such as selecting and purchasing machinery equipment and materials outside of China;

4.  Responsible for handling other matters entrusted by the CJV Company.

CHAPTER VII   SELLING OF PRODUCTS

Article 18.   The products of the CJV Company will be sold on the markets both inside and outside China. Party B and Party B shall be responsible for selling products on the markets outside of China and the CJV Company shall be responsible for selling the products on the markets inside China.

Article 19.   In order to facilitate the sale of its products both inside and outside of China, the CJV Company may, through consultations among the CJV Parties and upon the approval from PRC relevant departments in charge, set up branch offices inside and outside of China.

Article 20.   The trademark to be used on the products of the CJV Company has yet to be decided.

CHAPTER VIII   BOARD OF DIRECTORS

Article 21.   The date on which the business license is issued to the CJV Company shall be the date of the establishment of the board of directors (hereinafter "Board of Directors") of the CJV Company.

Article 22.   The Board of Directors is composed of 8 directors, of which, 1 shall be appointed by Party A, 5 shall be appointed by Party B and 2 shall be appointed by Party C. The Chairman of the Board shall be appointed by Party B and its Vice-Chairman by Party C.

Article 23.   The term of office for Directors is three years, but any Directors may serve consecutive terms if reappointed by the Party which originally appointed them. The appointment of Directors by all CJV Parties shall be in written form.

Article 24.   The Board of Directors shall be the highest authority of the CJV Company and shall decide all major issues concerning the CJV Company. The resolutions on the following matters require the unanimous affirmative votes of the Directors attending the meeting of the Board of Directors:

1.  Amendment of these Articles of Association of the CJV Company and its Contract;

2.  Termination or dissolution of the CJV Company;

3.  Adjustment of the CJV Company's registered capital;

4.  One Party or Parties transfer its (their) share ownerships in the CJV Company;

5.  One Party or Parties mortgage its (their) share ownerships in the CJV Company to creditors;

6.  To mortgage the assets of the CJV Company;

7.  The merger, division of the CJV Company or change of its organizational form.

Resolutions involving the other remaining matters may be adopted only with the affirmative vote of more than two third of Directors attending the meeting of the Board of Directors, such matters are to be specified in the Articles of Association of the CJV Company.

Article 25.   The Chairman of the Board of Directors is the legal representative of the CJV Company. Should the Chairman be unable to exercise his responsibilities for any reason, he shall authorize others to exercise such responsibilities on his behalf. Where the Chairman does not give any express authorization, the Vice-Chairman shall act on his behalf.

Article 26.   Meetings of the Board of Directors shall be held at least once a year. The Chairman of the Board of Directors shall convene and preside over the meetings. Based on a proposal by more than one half of the total number of the Directors, the Chairman may convene an interim meeting of Directors. The notice for convening the Board meetings shall cover the time and place of the meeting and the agenda. Such notice shall be in written form and issued to all Directors twenty days prior to the date on which such meeting is to be held

Article 27.   Interim meetings in lieu of the annual meetings of the Board of Directors may be held only lf two thirds or more of the Directors are present. Minutes of the meetings shall be placed on file. In principle, meetings of the Board of Directors shall be held at the place where the CJV Company is located or may be held in other places. Each Director shall have one vote at meetings of the Board of Directors.

Article 28.   Each Party has the obligation to make sure that its own Director(s) attend the annual meeting of the Board of Directors or its interim meetings. When a Director is unable to attend the meeting, he or she may authorize in writing another person to act as his or her proxy to attend the meeting.

Article 29.   If a Director(s) appointed by any Party or Parties has (have) failed to attend a meeting of the Board of Directors and failed to appoint another person to attend the meeting as his proxy and such absence makes it impossible for the Board of Directors to adopt any resolution on the CJV Company-related important issues or matters as listed by laws, regulations or hereunder within ten days, then, the other Party (who sent the meeting notice) may send another notice to the legal address of the Director who has failed to attend the meeting and the Party (the notified party) who appointed him, urging him to attend the meeting of the Board of Directors on the specified date.

Article 30.   The notice mentioned in the preceding Article shall be sent at least 60 days prior to the fixed meeting date and such notice, sent by return registered mail, should specify that the notified Party must at least within 45 days following the sending of this notice give a written answer as to whether he will attend the meeting or not. If the notified Party still fails to give an answer as to whether he will attend the meeting or not in the time limit specified by the notice, he shall be deemed to have waived the voting right. After the notifying Party has received the return receipt, the Director appointed by the notifying Party may convene a special meeting of the Board of Directors. Even if the number of the directors attending this special meeting does not reach the required quorum for the meeting of the Board of Directors, the special meeting, with the unanimous affirmative vote by all the Directors present, may still adopt valid resolutions on the CJV Company-related important issues or matters.

Article 31.   Those Directors who do not hold any posts in the business management office of the CJV Company shall not be paid salaries by the Company. All the expenses incurred for the holding of meetings of the Board of Directors shall be borne by the CJV Company.

CHAPTER IX   BUSINESS MANAGEMENT OFFICE

Article 32.   The CJV Company shall establish a management office that shall be responsible for its daily management. The management office shall have a general manager to be appointed on Party B's recommendation and four deputy general managers, of which, 1 is recommended by Party A, 1 by Party B and 2 by Party C. Both the general manager and deputy managers are to be appointed by the Board of Directors. Their term of office is three years and they may serve consecutive terms if reappointed by the Board of Directors.

Article 33.   The CJV Company adopts a system of responsibility under which the general manager exercises his duties under the direction of the Board of Directors. The responsibility of the general manager is to carry out the various resolutions adopted by the Board of Directors, organize and direct the day-to-day operation and management of the CJV enterprise. The deputy general managers shall assist the general manager in his work. Within the scope of power authorized by the Board of Directors, the general manager shall act on behalf of the CJV Company when dealing with external affairs and, with regard to the internal affairs of the CJV Company, he shall have the power to appoint or dismiss his subordinates and exercise other official powers authorized by the Board of Directors. The deputy general managers shall act on behalf of the general manager in his absence.

Article 34.   The Chairman, Vice Chairman or a Director of the Board may be appointed by the Board of Directors to concurrently work as the general manager, deputy general managers or take up other posts of senior management personnel. The general manager should consult with the deputy general managers when handling the important issues. The general manager and deputy general managers may not concurrently work as the general manager or deputy general managers of another enterprise and may not get involved in the commercial competition by the another economic organization against the CJV Company.

Article 35.   In case of graft or serious dereliction of duty on the part of the general manager and deputy general managers or other senior management personnel, the Board of Directors shall have the power to dismiss them at any time upon the adoption of a pertinent resolution by the Board of Directors.

Article 36.   The director or manager appointed by any CJV Party, who wish to resign from their positions shall submit their written resignation to the Board of Directors 1 month in advance and they may resign only with the consent of the Board of Directors.

CHAPTER X   PURCHASE OF EQUIPMENT

Article 37.   The CJV Parties shall hold consultations before they may decide to purchase raw materials and parts, components and accessories, etc. needed by the CJV Company.

Article 38.   In case the CJV Company entrusts Party B to purchase equipment on the overseas market, persons appointed by other CJV Parties shall be invited to take part in the purchasing.

CHAPTER XI   LABOR MANAGEMENT

Article 39.   In accordance with "PRC, Regulations on Labor Management in Foreign-Invested Enterprises", the Board of Directors shall study the issues including the recruitment, employment, dismissal, and resignation, wages, welfare, labor insurance, labor protection, labor disciplines, rewards, penalties and other issues concerning the staff and workers of the CJV Company, then, the Board of Directors shall decide on a plan and in light of this plan, draft a standard labor contract text. Thereafter, the CJV Company and the trade union of the CJV Company as a whole and the individual employees in the CJV Company as a whole or individual employees shall, in accordance with above said Regulations, sign labor contract(s) based on the said standard contract text. The labor contracts shall, after being signed, be filed with the local labor management department for the record.

Article 40.   The appointment of senior management personnel recommended by the CJV Parties, their salaries, social insurance, welfare and the standard of traveling expenses etc, shall be decided by the meeting of the Board of Directors.

CHAPTER VII   TAXATION, FINANCE AND AUDITING

Article 41.   The CJV Company shall pay taxes in accordance with the provisions of Chinese laws and other relative regulations.

Article 42.   The staff members and workers of the CJV Company shall pay individual income tax according to the "Individual Income Tax Law of the People's Republic of China" and the relevant regulations.

Article 43.   In accordance with "PRC, Foreign-Invested Enterprise and Foreign Enterprise Income Tax Law", the CJV Company shall draw from its after-income tax profits to make allocations to a reserve fund, an enterprise development fund and a welfare & incentive fund for staff and workers. The annual proportion of such allocations shall be decided by the Board of Directors according to the business situation of the CJV Company.

Article 44.   The fiscal year of the CJV Company shall be from January 1 to December 31. All vouchers, account books and statistic statements and reports of the CJV Company shall be written in Chinese.

Article 45.   Financial checking and examination of the CJV Company shall be conducted by an accountant registered in China and reports shall be submitted to the Board of Directors and the general manager. The CJV Parties may jointly or individually engage an accountant registered in China to audit the accounts. The expenses necessary for such audit shall be borne by the engaging Parties or Party.

Article 46.   In the first three months of each fiscal year, the general manager shall have these documents prepared, such as the previous year's balance sheet, profit and loss statement and proposal regarding the distribution of profits, and submit them to the meetings of the Board of Directors for examination and approval.

Article 47.   All matters concerning foreign exchange shall be handled in accordance with "PRC, Regulations on Foreign Exchange Control".

Article 48.   The CJV Company shall open accounts in RMB and other foreign currencies with the Bank of China or other banks and its depositing and drawing operation shall be subject to the supervision of such banks.

CHAPTER XIII   DURATION OF THE JOINT VENTURE

Article 49.   The duration of the CJV Company is 25 years. The establishment date of the CJV Company shall be the date on which the business license of the CJV Company is issued. Where, following the consultations, the CJV Parties agree to request an extension of the joint venture term, an application shall be submitted to the original examination and approval authority six months prior to expiration of the joint venture term. When the CJV Company ceases its business operation upon the expiration of the joint venture term or termination before the date of expiration thereof, its account books and documents shall be left in the care of Party A.

CHAPTER XIV   THE DISPOSAL OF ASSETS AFTER THE EXPIRATION OF THE DURATION

Article 50.   Upon the expiration of the duration, or termination before the date of expiration of the joint venture, the CJV Company shall carry out the liquidation of its assets and claims according to the legal procedures. The assets remaining after full payment of the Company's debts and liquidation expenses shall be distributed among all CJV Parties in the proportion as stipulated in the Article 11 hereof.

CHAPTER XV   INSURANCE

Article 51.   Insurance policies of the CJV Company on various kinds of risks shall be underwritten with a Chinese insurance company. Types, value and duration of insurance shall be decided by the Board of Directors in accordance with the provisions of the Chinese insurance company.

CHAPTER XVI   THE AMENDEMENT, ALTERATION AND DISSOLUTION OF THE CONTRACT

Article 52.   The amendment of the Contract or other appendices shall come into force only after a written agreement has been signed by the CJV Parties and approved by the original examination and approval authority.

Article 53.   In case of inability to fulfill the Contract as a result of force majeure or inability to continue the operation of the CJV Company due to its heavy losses in successive years, the duration of the joint venture shall be terminated before the time of expiration and the Contract shall be dissolved after being unanimously agreed upon by the Board of Directors and approved by the original examination and approval authority.

Article 54.   Should the CJV Company be unable to continue its operations or achieve the business purpose stipulated in this Contract due to the fact that any one CJV Party fails to fulfill its obligations prescribed by this Contract or the Articles of Association or seriously violates the terms of this Contract or the Articles of Association, then that Party shall be deemed to be unilaterally terminating this Contract, the other CJV Parties shall have the right to terminate this Contract in accordance with the provisions hereof after approval by the original examination and approval authority, and to claim damages from the Party in breach. In case the CJV Parties agree to continue the operation, the Party in breach shall be liable for the economic losses thus caused to the CJV Company. Such losses shall be assessed by a government-certified agency and a certificate thereof shall be issued. The Party in breach shall bear the said economic losses and the expenses incurred for assessing such losses.

Article 55.   Any matter unmentioned herein shall be dealt with in an appendant agreement to be entered into by the CJV Parties. This appendant agreement shall come into force after being approved by the original examination and approval authority and be taken as the appendix hereto that has the same legal force as this Contract.

CHAPTER XVII   LIABILITY FOR BREACH OF CONTRACT

Article 56.   Should any CJV Party fail to pay the subscribed capital contributions on the schedule and in the amount as described in Article 11 and the Article 12 of Chapter V hereof, the Party in breach shall, upon the request of the other Party, pay to it 3% of the contribution starting from the first month after exceeding the time limit. Should the Party in breach fail to pay after 3 months, 9% of the contribution shall be paid to the other Party, who shall have the right to terminate the Contract in accordance with the provisions of the Article 54 hereof and to claim damages from the Party in breach.

Article 57.   Should all or part of this Contract and its appendices be unable to be fulfilled owing to the fault of one Party, the Party in breach shall bear the liability therefore. Should it be the fault of both Parties, they shall bear their respective liabilities according to the actual situation.

CHAPTER XVIII   FORCE MAJEURE

Article 58.   Should any of the Parties to the Contract be prevented from executing the Contract by force majeure, such as earthquake, typhoon, flood, fire, war or other unforeseen events, and their occurrence and consequences are unpreventable and unavoidable, the prevented Party shall notify the other Party by telegram or telex without any delay, and within 15 days thereafter provide detailed information of the events and a valid document for evidence issued by the relevant public notary organization located at the place where the accident or event occurs, explaining the reason of its inability to execute or delay the execution of all or part of the Contract. The CJV Parties shall, through consultations, decide whether to terminate the Contract or exempt part of the obligations for implementation of the Contract or whether delay the execution of the Contract according to the effects of the events on the performance of the Contract.

CHAPTER XIX   APPLICABLE LAW

Article 59.   The formation, validity, interpretation, execution and settlement of disputes in respect of this Contract shall be governed by the relevant laws of the People's Republic of China.

CHAPTER XX   SETTLEMENT OF DISPUTES

Article 60.   Any disputes arising from the execution of, or in connection with, the Contract shall be settled through friendly consultations or mediation among the CJV Parties. In case no settlement can be reached through consultations or mediations, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its rules of procedure. The arbitral award is final and binding upon all Parties. The losing Party shall bear the arbitration fees.

Article 61.   During the arbitration, the Contract shall be observed and enforced by all Parties except for the disputed matters under arbitration.

CHAPTER XXI   LANGUAGE

Article 62.   The Contract shall be written in Chinese.

CHAPTER XXI   EFFECTIVNESS OF THE CONTRACT AND MISCELLANEOUS

Article 63.   The Contract shall come into force commencing from the date of approval of Beijing Changping District Foreign Economic and Trade Commission.

Article 64.   The legal addresses of the CJV Parties listed in this Contract shall be the posting addresses. Should notices in connection with any Party's rights and obligations be sent by the CJV Parties by telegram or telex, etc. , the written notice shall also be required afterwards.

Article 65.   The Contract is signed in Beijing, China by the authorized representatives of the CJV Parties on June         , 2001.

For Party A:	Computation Center of MOFTEC Representative's Signature: Chai, Haitao
For Party B:	HONG KONG JADEPEAR INVESTMENT LIMITED Representative's Signature: Zhou, Zhongyang (Anthony Chung Yeung Chow)
For Party C:	CHINA INTRIC LIMITED Representative's Signature: Yang, Dongxu

I, Chen Mingmian, hereby certify that this is true and correct English translation of the attached Chinese document to the best of my knowledge and ability.

Date:   December 6, 2001

/s/ "Chen Mingmian"
Chen Mingmian
Certified Translator, B. C. Canada